EXHIBIT 10.25
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of September 27, 2005, is among BELDEN & BLAKE CORPORATION, an Ohio corporation (“Borrower”); and BNP PARIBAS (“Lender”).
RECITALS
     A. Borrower and Lender are parties to that certain First Amended and Restated Credit and Guaranty Agreement dated as of August 16, 2005 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
     B. Borrower has requested and Lender has agreed to amend certain provisions of the Credit Agreement.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendments to Section 1.1.
     (a) The following definition is hereby added where alphabetically appropriate to read as follows:
          “First Amendment” means the First Amendment to Credit Agreement dated as of September 27, 2005 among Borrower and the Lenders party thereto.”
     2.2 Amendments to Section 2.3.
     (a) Section 2.3(b)(iv)(A) is hereby amended to read as follows: “. . .the Company and the Guarantors, as applicable, own the Oil and Gas Properties specified therein subject to an Acceptable Security Interest on not less than 70% of the total value of Proven Reserves indicated herein, for the period from the effective date hereof through October 31, 2005, and on not less than 75% of the total value of Proven Reserves indicated herein, for the period from and after November 1, 2005.”
     (b) The third sentence of Section 2.3(d) is hereby amended to read as follows: “No Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent and the Revolving Lenders shall have received, at the Company’s expense, evidence of title reasonably satisfactory in form and substance to the Administrative Agent that the Administrative Agent has an Acceptable Security Interest in not less than 70% of the value of the Oil and Gas Properties relating thereto pursuant to the Security Instruments, for the period from the effective date hereof through October 31, 2005, and in not less than 75% of the total value of the Oil and Gas Properties relating thereto pursuant to the Security Instruments for the period from and after November 1, 2005.”
     2.3 Amendment to Section 3.1.
     (a) The figure “80%” in line 5 of Section 3.1(i)(i) is hereby amended to read “70%”.
     2.4 Amendment to Section 4.14.
     (a) The last sentence of Section 4.14(b) is hereby amended to read as follows: “As of the Closing Date, with respect to Hydrocarbon Interests set forth on Schedule 4.14 constituting 70% of the total value of Proven Reserves, each Credit Party has a net revenue interest no less than the net revenue interest set forth on such Schedule for such Proven Reserves.”
     2.5 Amendment to Section 5.11.
     (a) Lines 8-10 of Section 5.11(b), commencing with the word “shall and terminating with the word “Report” shall be revised to read as follows: “. . .shall represent no less than 70% of the value of the Proven Reserves of Company and the Guarantors based on the most recent Engineering Report, for the period from the effective date hereof through October 31, 2005, and 75% of the value of the Proven Reserves of Company and the Guarantors based on the most recent Engineering Report, for the period from and after November 1, 2005.”
     2.6 Amendment to Section 5.12.
     (a) (Lines 13 and 14 of Section 5.12, commencing with the word “constituting” and terminating with the word “Report” shall be revised to read as follows” “. . .constituting at least 70% of the value of the Proven Reserves of Company and the Guarantors based on the most recent Engineering Report, for the period from the effective date hereof through October 31, 2005, and 75 % of the value of the Proven Reserves of Company and the Guarantors based on the most recent Engineering Report, for the period from and after November 1, 2005.”
Section 3. Conditions Precedent.
     3.1 This First Amendment shall become effective as of the date first set forth above when each of the following conditions is satisfied or waived in accordance with the applicable terms of the Credit Agreement:

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     (a) The Administrative Agent and Lender shall have received all fees and other amounts due and payable, if any, in connection with this First Amendment on or prior to the effective date hereof.
     (b) No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.
Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
     4.2 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.3 No Oral Agreement. This First Amendment and the Credit Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
     4.4 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed to be effective as of the date first written above.

BELDEN & BLAKE CORPORATION

By:	/s/ James M. Vanderhider

Name:	James M. Vanderhider

Title:	President and Chief Operating Officer

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed to be effective as of the date first written above.

BNP PARIBAS

By:	/s/ Gabe Ellisor

Name:	Gabe Ellisor

Title:	Authorized Signatory

By:	/s/ Polly Schott

Name:	Polly Schott

Title:	Authorized Signatory

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